NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS THIRD QUARTER 2019 RESULTS

•	$327.2 million in sales, up 6.2 percent, compared to $308.0 million in sales in Q3 2018

•	Net income of $13.1 million versus $8.4 million compared to Q3 2018

•	GAAP diluted EPS of $0.71, compared to $0.46 in Q3 2018

•	$28.2 million in earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Houston, TX – November 6, 2019 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the third quarter ended September 30, 2019. The following are results for the three months and nine months ended September 30, 2019, compared to the three months and nine months ended September 30, 2018. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Third Quarter 2019 financial highlights:

•	Sales increased 6.2 percent to $327.2 million, compared to $308.0 million for the third quarter of 2018.

•	Earnings per diluted share for the third quarter was $0.71 based upon 18.4 million diluted shares, compared to $0.46 per share in the third quarter of 2018, based on 18.4 million diluted shares.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter was $28.2 million compared to $23.2 million for the third quarter of 2018, an increase of 21.4 percent.

David R. Little, Chairman and CEO commented, “DXP reported excellent sales and net income for the third quarter.  We are pleased with our results, which reflect continued execution of our strategy and a focus on being customer driven experts in MROP solutions.  Underlying demand in our end markets has wavered but we continue to take market share and focus on execution.  We achieved 6.2 percent sales growth, maintained EBITDA margins and drove outstanding diluted earnings per share growth. During the third quarter of 2019, sales were $193.7 million for Service Centers, $82.2 million for Innovative Pumping Solutions and $51.3 million for Supply Chain Services.  Business segment operating income increased 15.1 percent year-over-year.  DXP’s third quarter 2019 total sales were $327.2 million and EBITDA grew 21.4 percent year-over-year.  Overall, we maintained margin performance, continued to improve cash flow and executed in a changing end market backdrop.  We will remain focused on growing the top-line and bottom-line as we move into fiscal 2020.”

Kent Yee, CFO, commented, “We are pleased with 6.2 percent sales growth and 8.6 percent EBITDA margins.  This translated into $0.71 diluted earnings per share or 54.3 percent earnings growth year-over-year. Total debt outstanding as of September 30, 2019 was $245.0 million.  DXP’s secured leverage ratio or net debt to EBITDA was 2.0:1.0.  Our strong execution with our focus on sales growth and margin improvement, delivered strong earnings, cash flow production and continues to position us to continue to drive shareholder value.”

We will host a conference call regarding 2019 third quarter results on the Company’s website (www.dxpe.com) Thursday, November 7, 2019 at 10 am CST. Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The on-line archived replay will be available immediately after the conference call at www.dxpe.com.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA and free cash flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA and free cash flow referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Sales	$327,178	$308,028	$971,721	$905,191
Cost of sales	234,474	223,958	702,830	659,560
Gross profit	92,704	84,070	268,891	245,631
Selling, general and administrative expenses	70,987	67,257	209,511	197,609
Operating income	21,717	16,813	59,380	48,022
Other (income) expense, net	(25)	120	127	(1,318)
Interest expense	4,986	4,781	14,911	15,959
Income before income taxes	16,756	11,912	44,342	33,381
Provision for income taxes	3,606	3,550	10,655	8,962
Net income	13,150	8,362	33,687	24,419
Net income (loss) attributable to NCI*	41	(35)	(172)	(91)
Net income attributable to DXP Enterprises, Inc.	$13,109	$8,397	$33,859	$24,510
Preferred stock dividend	23	23	68	68
Net income attributable to common shareholders	$13,086	$8,374	$33,791	$24,442
Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.71	$0.46	$1.84	$1.33
Weighted average common shares and common equivalent shares outstanding	18,442	18,404	18,428	18,387

*NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•	Service Centers’ revenue for the third quarter was $193.7 million, an increase of 3.2 percent year-over-year with a 12.9 percent operating income margin.

•	Innovative Pumping Solutions’ revenue for the third quarter was $82.2 million, an increase of 7.2 percent year-over-year with a 12.3 percent operating income margin.

•	Supply Chain Services’ revenue for the third quarter was $51.3 million, an increase of 17.6 percent year-over-year with a 6.1 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Sales	2019	2018	2019	2018
Service Centers	$193,727	$187,763	$579,884	$556,700
Innovative Pumping Solutions	82,169	76,662	237,920	218,561
Supply Chain Services	51,282	43,603	153,917	129,930
Total DXP Sales	$327,178	$308,028	$971,721	$905,191

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Income	2019	2018	2019	2018
Service Centers	$25,071	$20,590	$67,281	$58,353
Innovative Pumping Solutions	10,097	8,773	28,924	24,109
Supply Chain Services	3,110	3,886	10,980	12,196
Total segments operating income	$38,278	$33,249	$107,185	$94,658

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating income for reportable segments	$38,278	$33,249	$107,185	$94,658
Adjustment for:
Amortization of intangibles	3,806	4,098	11,424	12,575
Corporate expenses	12,755	12,338	36,381	34,061
Total operating income	21,717	16,813	59,380	48,022
Interest expense	4,986	4,781	14,911	15,959
Other expense (income), net	(25)	120	127	(1,318)
Income before income taxes	$16,756	$11,912	$44,342	$33,381

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of EBITDA and adjusted EBITDA, a non-GAAP financial measure, to income before income taxes, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Income before income taxes	$16,756	$11,912	$44,342	$33,381
Plus: interest expense	4,986	4,781	14,911	15,959
Plus: depreciation and amortization	6,422	6,506	18,693	19,710

EBITDA	$28,164	$23,199	$77,946	$69,050

Plus: NCI (income) loss before tax	(55)	64	228	120
Plus: Stock compensation expense	473	526	1,502	2,023

Adjusted EBITDA	$28,582	$23,789	$79,676	$71,193

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except per share amounts)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$28,436	$40,304
Restricted Cash	124	215
Accounts receivable, net of allowances for doubtful accounts	210,098	191,829
Inventories	131,916	114,830
Costs and estimated profits in excess of billings	33,898	32,514
Prepaid expenses and other current assets	6,328	4,938
Federal income taxes receivable	1,518	960
Total current assets	412,318	385,590
Property and equipment, net	58,516	51,330
Goodwill	194,052	194,052
Other intangible assets, net of accumulated amortization	56,072	67,207
Operating lease ROU asset	67,296	—
Other long-term assets	3,300	1,783
Total assets	$791,554	$699,962

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$2,500	$3,407
Trade accounts payable	83,174	87,407
Accrued wages and benefits	20,242	21,275
Customer advances	4,606	3,223
Billings in excess of costs and estimated profits	7,201	10,696
Short-term operating lease liability	17,711	—
Other current liabilities	16,544	17,269
Total current liabilities	151,978	143,277
Long-term debt, less unamortized debt issuance costs	235,576	236,979
Long-term operating lease liability	49,602	—
Other long-term liabilities	951	2,819
Deferred income taxes	11,056	8,633
Total long-term liabilities	297,185	248,431
Total Liabilities	449,163	391,708
Equity:
Total DXP Enterprises, Inc. equity	341,157	306,848
Non-controlling interest	1,234	1,406
Total Equity	342,391	308,254
Total liabilities and equity	$791,554	$699,962

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net cash provided by operating activities	$10,943	$16,825	$7,483	$9,842
Less: capital expenditures	(5,663)	(2,189)	(14,247)	(7,705)

Free cash flow	$5,280	$14,636	$(6,764)	$2,137